Exhibit 10.12

TRANSLATION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT, MARKED BY [redacted], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

AMENDMENT TO CONTRACT OF DISPOSAL OF INTELLECTUAL PROPERTY

Between

1.	MAGP INOVAÇÃO, S.A., with the registration and company sole number 510 597 270, with registered office at Rua da Fábrica, s/n, Sabugo, 2715-376 Almargem do Bispo, herein duly represented by Pedro Maria Almeida Lima Falcão e Cunha and João Lopes Teixeira Wahnon as directors, hereinafter referred to as MAGP,

and

2.	FUSION WELCOME - FUEL, S.A., with the registration and company sole number 514 909 439, with registered office at Rua da Fábrica, s/n, Sabugo, 2715-376 Almargem do Bispo, herein duly represented by Frederico Figueira de Caves and Jaime Domingos Ferreira Silva as Directors, hereinafter referred to as FUSION FUEL,

Hereinafter jointly referred as “Parties”,

Whereas:

A)	At September 13th 2018 the Parties executed a Contract of Disposal of Intellectual Property, pursuant to which the Parties agreed on the total and definitive assignment and transfer from MAGP to FUSION FUEL of all property rights on a set of products and works which were developed, tested and produced by MAGP, as well as the terms of payments due for the transfer of the property rights on the products and the reimbursement of the costs associated to its development;

B)	The Parties set as a date for the completion and presentation of the products and works by MAGP (“Completion Date”) the end of 2019, not considering any default before six months after such date;

C)	Considering the new lines of investigation of products and works, that necessarily imply the delay of the Completion date, the Parties agreed to change the Completion Date and therefore the payment dates regarding the property rights of the products and the reimbursement of the costs;

The Parties in good faith execute the present Amendment to Contract of Disposal of Intellectual Property, accepting, acknowledging, and submitting to the clauses, terms, and conditions herein:

CLAUSE FIRST

Except otherwise provided herein or unless the context otherwise requires, the terms and expressions used in this Amendment shall have the meaning attributed to them in the Contract of Disposal of Intellectual Property.

CLAUSE SECOND

1.	By this Amendment the Parties agree to set the Completion Date at the end of the year 2020.

2.	The dates of payment regarding the property rights and reimbursement of costs provided for in clause 7.3. shall be automatically readjusted according to the previous number.

CLAUSE THIRD

All clauses of the Contract of Disposal of Intellectual Property that have not been change by the execution of this Amendment shall remain unchanged and valid.

Lisbon, May 22nd 2020

On behalf of MAGP INOVAÇÃO, S.A.

/s/ Pedro Falcão e Cunha
Name: Pedro Falcão e Cunha
Capacity: Director

On behalf of FUSION WELCOME - FUEL, S.A.

/s/ Jaime Ferreira da Silva
Name: Jaime Ferreira da Silva
Capacity: Director